UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

COVETRUS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Key Messaging and Talking Points

Core Points

•

This deal does not change our strategy or approach to the Animal Health industry. Covetrus is going to stay 100% focused on driving better outcomes – financial and healthcare – for veterinarians across the globe.

•

CD&R has been a long-term business and financial partner of Covetrus, and their proposed acquisition of our company with TPG speaks to their confidence in our future and the tremendous opportunities that we can potentially pursue together. Their interest demonstrates their commitment to growing our business, and we are excited about what we can achieve together.

•	CD&R will partner with TPG Capital, the private equity platform of global alternative asset management firm TPG, to help Covetrus further grow in the animal health space.

•

As a veterinarian-centric company that delivers both technology and services, Covetrus is the only business of its kind in the animal health market. We have built an incredible company and are rightly very proud of what we have achieved. This acquisition by CD&R and TPG only confirms our view of the tremendous additional opportunities we have to build a great business that meaningfully impacts our pet health community.

Key Messages

•

This deal does not change our strategy or approach to the Animal Health industry. Covetrus is going to stay 100% focused on driving better outcomes – financial and healthcare – for veterinarians across the globe. As a veterinarian-centric company that delivers both technology and services, Covetrus is the only business of its kind in the animal health market. We have built an incredible company and are very proud of what we have achieved.

•

CD&R is a long standing and highly-engaged partner of Covetrus. Our relationship predates the formation of Covetrus. Their interest in acquiring us demonstrates their commitment to growing our business, and we are excited about what we can achieve together.

•

CD&R will partner with TPG Capital, the private equity platform of global alternative asset management firm TPG, to help Covetrus further grow in the animal health space. TPG is an experienced healthcare investor with a long history of backing great management teams and companies that are driving true innovation.

•	CD&R and TPG’s support will help us stay focused on investing in our technology platform, proprietary brands, and distribution services.

•	This is an exciting time for Covetrus, and we know the company has a great future ahead of it.

Talking Points – Business Partners

•

This deal does not change our strategy or approach to the Animal Health industry. Covetrus is going to stay 100% focused on driving better outcomes – financial and healthcare – for veterinarians across the globe.

•

CD&R has been a long-term business and financial partner of Covetrus, and their proposed acquisition of our company with TPG speaks to their confidence in our future and the tremendous opportunities that we can potentially pursue together. Their interest demonstrates their commitment to growing our business, and we are excited about what we can achieve together.

•

CD&R will partner with TPG Capital, the private equity platform of global alternative asset management firm TPG, to help Covetrus further grow in the animal health space. TPG is an experienced healthcare investor with a long history of backing great management teams and companies that are driving true innovation.

•	Their support will strengthen our ability to operate across the animal health market and focus more on long-term value generation.

Talking Points – Customers

•

This deal does not change our strategy or approach to the Animal Health industry. Covetrus is going to stay 100% focused on driving better outcomes – financial and healthcare – for veterinarians across the globe.

•	You will benefit from our continued focus on driving outcomes for customers. We will continue to invest aggressively in our technology platform and the value-added distribution service you rely on.

•

CD&R is a long standing, highly-engaged partner. Our relationship predates the formation of Covetrus. Their interest in acquiring us demonstrates their commitment to growing our business, and we are excited about what we can achieve together.

•

CD&R will partner with TPG Capital, the private equity platform of global alternative asset management firm TPG, to help Covetrus further grow in the animal health space. TPG is an experienced healthcare investor with a long history of backing great management teams and companies that are driving true innovation.

•	We look forward to sharing more details in the months ahead on how this transaction will allow us to better serve you.

•	Please reach out to your current Covetrus contact if you have further questions.

Talking Points – Employees

•

This deal does not change our strategy or approach to the Animal Health industry. Covetrus is going to stay 100% focused on driving better outcomes – financial and healthcare – for veterinarians across the globe.

•	CD&R and TPG are buying Covetrus because they believe in the value of our company and our people.

•	We expect CD&R & TPG to continue to invest in the success of Covetrus.

•	Our partners at CD&R include members who have been instrumental in building and developing Covetrus. They understand our culture, our people, and our business model.

•	We expect that this transaction will close in the second half of 2022, subject to the approval of Covetrus shareholders and the satisfaction of customary closing conditions and regulatory approvals.

•	Until then, Covetrus will remain a publicly traded company and will continue to operate as we always have.

•	As always, our focus on our mission to empower veterinarians and drive better care for animals remains at the center of everything we do.

•	Thank you for your continued dedication to Covetrus – let’s keep up the great work!

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements, including statement regarding the effects of the proposed acquisition of Covetrus by funds affiliated with CD&R and TPG Capital. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should,” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are based on a number of assumptions about future events and are subject to numerous risks and uncertainties, and actual results could differ materially from those anticipated due to a number of factors including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from our ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on our relationships with our customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; the potential for political, social, or economic unrest, terrorism, hostilities or war, including war between Russia and Ukraine and the potential impact of financial and economic sanctions on the regional and global economy; the impact of inflationary effects on the company, the effect of health epidemics, including the COVID-19 pandemic, on our business and the success of any measures we have taken or may take in the future in response thereto, including compliance with prolonged measures to contain the spread of COVID-19 which may impact our ability to continue operations at our distribution centers and pharmacies; the ability to achieve performance targets, including managing our growth effectively; the ability to launch new products; the ability to successfully integrate acquisitions, operations and employees; the ability to continue to execute on our strategic plan; the ability to attract and retain key personnel; the ability to manage relationships with our supplier and distributor network, including negotiating acceptable pricing and other terms with these partners; the ability to attract and retain customers in a price sensitive environment; the ability to maintain quality standards in our technology product offerings as well as associated customer service interactions to minimize loss of existing customers and attract new customers; access to financial markets along with changes in interest rates and foreign currency exchange rates; changes in the legislative landscape in which we operate, including potential corporate tax reform, and our ability to adapt to those changes as well as adaptation by the third-parties we are dependent upon for supply and distribution; the impact of litigation; the impact of accounting pronouncements, seasonality of our business, leases, expenses, interest expense, and debt; sufficiency of cash and access to liquidity; cybersecurity risks, including risk associated with our dependence on third party service providers as a large portion of our workforce is working from home; and those additional risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2022. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Additional Information and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed merger, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”), and the Company and affiliates of CD&R intend to jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed merger. SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING. All such documents, when filed, may be obtained free of charge at the SEC’s website (http://www.sec.gov). These documents, once available, and the Company’s other filings with the SEC also will be available free of charge on the Company’s website at https://ir.covetrus.com/investors/sec-filings.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on April 1, 2022 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 28, 2022. To the extent that such individual’s holdings of the Company’s common stock have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the identity of the potential participants, and their direct or indirect interests in the proposed merger, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with SEC in connection with the proposed merger. Free copies of these materials may be obtained as described in the preceding paragraph.